SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2006

ENVIROKARE TECH INC

(Exact name of registrant as specified in its charter)

Nevada	000-26095	88-0412549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

641 Lexington Avenue, 14th Floor New York, New York	10022

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 634-6333

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        (b)  Dr. Nicholas Pappas served notice to the Company that he resigned his positions as Chairman, Director and Chief Executive Officer of the Registrant, effective September 30, 2006.  Dr. Pappas will remain as an advisor and consultant to the Registrant.

        (d)  Mr. Louis F. Savelli has been elected to serve as Chairman and Chief Executive Officer of the Registrant as of October 2, 2006. The individual, who also serves as a director on the Registrant's Board, has accepted and agreed to service in those capacities.  Mr. Savelli received options to purchase 500,000 shares of the Company's common stock at a price of $0.64.  The options are immediately exercisable, and extend for a period of 10 years from the date they become exercisable.  Mr. Savelli will also receive a monthly salary in an amount of $10,000 for serving in the capacity of Chief Executive Officer.

        Mr. Savelli was appointed as of October 2, 2006 as Chairman of the Company's Compensation Committee and Disclosure Controls and Procedures Committee.  In addition, Mr. Savelli will serve in an Ex-Officio capacity on the Company's Audit Committee and Technology Committee.

        Mr. Louis Savelli. With an educational background in chemical engineering, he joined E. I. DuPont de Nemours and Company ("DuPont") in 1959 in the Research Division and worked in Wilmington and at the Parkersburg W. Va. plant on various research projects involving polymer products and processes.  He was assigned to Marketing in 1963, and worked in Technical Services, Sales and Market Development.  He became District Manager for Teflon in Los Angeles in 1969, and from there progressed through a number of management positions, including an assignment in the Corporate Plans Division, working on virtually every product in DuPont's Polymer Products Division.

        In 1989, he was appointed Division Director for the Finishes Division, DuPont's business group responsible for the supply of paints and finishes to the automotive OEM and after markets.  Mr. Savelli was appointed Vice President and General Manager in 1991, and moved to Detroit where, in addition to heading the Finishes business, he took over responsibility for marketing all of DuPont's products to the Automotive Industry.

        Under his leadership, the Finishes Division grew to become one of DuPont's largest and most profitable business groups.  In 1999, the business acquired the Herberts Paint Company, a Division of Hoechst, for just under $2 billion, thus doubling in size and becoming a global entity.  He was appointed Group Vice President in 1999, and retired in 2001.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	October 2, 2006

Envirokare Tech, Inc.

Registrant

By:	/s/ George Kazantzis

George Kazantzis, President, COO and Principal Financial Officer